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Exhibit 21.1


                             ARTHROCARE CORPORATION

                         SUBSIDIARIES OF THE REGISTRANT


                                     COLUMN
                                        A


    ArthroCare International, Inc.
    ArthroCare Foreign Sales Corporation
    ArthroCare Corporation Cayman Islands
    ArthroCare Deutschland GmbH
    ArthroCare U.K. LTD
    ArthroCare Europe AB
    ArthroCare Italy SPA
    ArthroCare France SRL
    AngioCare Corporation
    ArthroCare Costa Rica SRL